Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen North Carolina Dividend Advantage Municipal Fund 3

811-21158

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of the issuance of additional common shares and on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to January 31, 2012, March 5, 2012, April 13, 2012 and May 14, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            3,483,826
            1,149,580
   Against
               266,230
               100,224
   Abstain
               121,421
                 22,200
   Broker Non-Votes
               748,718
               241,307
      Total
            4,620,195
            1,513,311



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            3,461,581
            1,148,080
   Against
  285,889
102,724
   Abstain
124,007
21,200
   Broker Non-Votes
748,718
241,307
      Total
4,620,195
1,513,311



To approve the Agreement and Plan of
Reorganization.


   For
            3,832,343
            1,441,463
   Against
               245,015
               117,730
   Abstain
               116,198
                 21,200
   Broker Non-Votes
               690,962
               184,024
      Total
            4,884,518
            1,764,417



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293391.

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